Exhibit 10.1

Restricted Stock Unit Grant Agreement

[ParticipantName]

It is my pleasure to inform you that you are hereby granted an award of Restricted Stock Units (“Grant”) subject to the terms and conditions contained in this Grant Agreement and the terms of the Fifth Third Bancorp 2024 Incentive Compensation Plan (the “Plan”) (collectively, the Grant Agreement and Plan shall be referred to herein as the “Grant Terms”).

Grant Date of Restricted Stock Units    [GrantDate]
Total Number of Restricted Units Granted    [QuantityGranted]

This Restricted Stock Unit (“RSU”) Grant will 100% cliff vest on either the date your service as a non-employee Director of Fifth Third Bancorp ends, or the distribution date you selected pursuant to the deferral election process subject to the terms and conditions of the Plan. On the vesting/distribution date, the granted RSUs will convert to Fifth Third Bancorp common stock and shares will be issued and registered in your name by the Bancorp.

You do not have voting rights on your unvested RSUs and are not eligible to receive actual dividend payments; however, you will receive dividend equivalent payments each time a dividend is declared (typically quarterly). Dividend equivalents will be distributed in accordance with the election made on the Restricted Stock Unit Deferral Election Payout form, or if eligible, paid in cash.

Any bonus, commission, compensation, or awards granted to you under the Plan is subject to recovery, or “clawback” by the Company in such amount and with respect to such time period as the Committee shall determine to be required by policy, applicable law, rules, or regulations if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or as otherwise required by law. In addition, all executive compensation plans and awards are automatically amended as necessary to comply with the requirements and/or limitations under any other laws, rules, regulations, or regulatory agreements up to and including a revocation of this Grant.

Acceptance of this Grant confirms your agreement to the Grant Terms, copies of which were delivered with this Agreement. In the event of any conflict between the terms of this Grant Agreement and the Plan, the terms of the Plan shall control. In addition, you confirm that you have received, or have access to, the 2024 Incentive Compensation Plan Prospectus.

This Award will expire by its own terms unless accepted within 60 days of the grant date.

For Fifth Third Bancorp:

                                        [GrantDate]

Tim Spence
Chairman, Chief Executive Officer and President

[Acceptance Date]
[Signature]

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.